FOR IMMEDIATE RELEASE
June 1, 1998


        TAPISTRON INTERNATIONAL ANNOUNCES THAT ITS FORM S-1 REGISTRATION
                         STATEMENT HAS BECOME EFFECTIVE


RINGGOLD, Georgia -- Tapistron International, Inc. (OTCBB Symbols:
TAPI and TAPIW)

Tapistron International, Inc. announced today that its Form S-1 Registration Statement, for 18,166,666 shares of its common stock, par value $.0004, filed with the Securities and Exchange Commission went effective at 5 P.M., EDT, on Friday May 29, 1998.

Tapistron International, Inc. manufactures the unique and proprietary CYP (Computerized Yarn Placement) Machine for producing specialized pattern tufted carpets and rugs in highly versatile designs, colors, and textures. Corporate and manufacturing offices are located in Ringgold, Georgia.

Statements included in this news release which are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Ref orm Act of 1995.

CONTACT:

Solomon Douhne
Telephone: (706) 965-9300
E-mail: douhne@tapistron.com
http://www.tapistron.com